Exhibit 10.1
TRANSITION AGREEMENT
AGREEMENT entered into as of this 31st day of December, 2023 by and between Hologic, Inc., a Delaware corporation with its principal place of business at 250 Campus Drive, Massachusetts 01752 (the “Company”), and Elisabeth (Lisa) A. Hellmann, an individual having her principal residence in Del Mar, California (the “Executive”).
WHEREAS, the Executive currently serves as Senior Vice President, Human Resources and Corporate Communications of the Company;
WHEREAS, the Executive and the Company previously entered into a Severance and Change of Control Agreement, dated June 28, 2021 (the “Severance Agreement”);
WHEREAS, capitalized terms used but not defined herein shall have the meanings provided in the Severance Agreement;
WHEREAS, the Company has notified the Executive that it intends to terminate the Executive’s employment with the Company without Cause; and
WHEREAS, the Executive and the Company desire to provide for an amicable separation to their mutual benefit on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto, each intending to be legally bound, do hereby agree as follows:
1.Termination as Executive.
(a)Transition Date. Effective on January 1, 2024 (the “Transition Date”), without any further notice required of the Company or the Executive, the Executive shall be terminated by the Company from her position as Senior Vice President, Human Resources and Corporate Communications of the Company, as well as any and all positions held by her including, without limitation, as an employee, officer, director, manager, or member, as applicable, of the Company and all direct or indirect subsidiaries of the Company without Cause. Nothing herein shall preclude the Executive from resigning or the Company from terminating the Executive from any positions prior to the Transition Date.
(b)Duties. Prior to the Transition Date, the Executive shall continue to serve as Senior Vice President, Human Resources and Corporate Communications of the Company, with all the responsibilities and duties associated with such position.
(c)Compensation. From the date hereof until the Transition Date, unless the Executive’s employment with the Company is terminated earlier, pursuant to Section 2(b) below, (i) the Executive shall be entitled to continue to receive base salary at a rate equal to her current Annual Base Salary, payable in accordance with the Company’s regular payroll practices; (ii) as applicable, the Executive’s outstanding stock options, restricted stock units and performance stock units, if any, will continue to vest in accordance with and subject to the terms and conditions set forth in the applicable equity incentive plans and award agreements; and (iii) the Executive shall be entitled to participate in any and all retirement (both qualified and non-qualified), vacation and/or sick pay, medical, dental, life insurance and other employee benefit plans in which she currently participates, all to the extent the Executive remains eligible under the terms of such plans and subject to the terms and conditions of such plans as may be in effect from time to time, including (without limitation) the Company’s car allowance program. On the Transition Date, the Executive will receive her final paycheck with accrued and unpaid pay through that date as well as accrued and unpaid vacation time and payment of all outstanding business expense reimbursements according to Company policy.
2.Separation Benefits.
(a)Separation Benefits. As a consequence of the termination of the Executive’s employment as contemplated herein and in full discharge of the Company’s obligations due to the Executive thereunder, subject to (x) Executive executing this Agreement and executing the Release Agreement attached hereto as Exhibit A (the “Release”) within twenty-one (21) days of the Transition Date, (y) the Release becoming effective and irrevocable in accordance with its terms, and (z) Executive’s compliance with the terms and conditions of this Transition Agreement (including pursuant to Section 4 below), the Company shall pay to the Executive or her heirs or estate, if applicable, the following (the “Severance Amount”): (i) the Executive’s Annual Base Salary for twelve (12) months following the Transition Date, payable in accordance with the Company’s normal payroll practices; (ii) the Executive’s Average Annual Bonus, payable in accordance with the Company’s normal payroll practices; (iii) an amount equal to the product of (A) the Highest Annual Bonus and (B) a fraction, the numerator of which is the number of days in the current fiscal year through the Transition Date, and the denominator of which is 365, payable in lump sum; (iv) a cash payment in lieu of Welfare Benefit Continuation to the Executive and her family for twelve (12) months following the Transition Date, payable in lump sum. In addition, subject to the conditions in clauses (x) – (z) of the preceding sentence, the Company shall take all necessary action to provide that all of the Executive’s accounts under the Company’s Amended and Restated Deferred Compensation Program (the “DCP”) shall be fully vested (or equivalent treatment) as of the Transition Date; provided, however, that payment of Executive’s accounts under the DCP shall be made generally in accordance with the DCP. Payments relating to the preceding subsections (i) through (iv) shall commence (or be paid in full, with respect to lump sum payments) on the first regular payroll period that follows the expiration of the release revocation period (the “Payment Commencement Date”); provided, that any payments relating the preceding subsection (i) for payroll periods occurring after the Transition Date and prior to the Payment Commencement Date shall be made on the Payment Commencement Date, without interest. The payments under this Section 2 are subject to applicable withholding and taxes.
(b)Termination for Cause. Notwithstanding anything to the contrary herein, if the Executive is terminated by the Company for Cause at any time prior to the Transition Date, then the Executive shall not be entitled to receive any further payments or benefits under this Agreement and the Company shall have no further obligations to the Executive under this Agreement, except to the extent required by law.
3.Consulting Period.
(a)Consulting Services. Commencing on the Transition Date, the Executive agrees to provide reasonable consulting services to the Company through December 31, 2024 (such period, the “Consulting Period”), subject to the terms and conditions of this Agreement. Said services shall be during ordinary business hours, shall not require travel or weekend work and time spent shall be as mutually and reasonably agreed by the parties. Executive shall have no liability to Company whatsoever for any liabilities, damages, costs or expenses incurred by Company with respect to any consulting services so performed by Executive except for damages caused by her intentional misconduct or gross negligence.
(b)Consulting Services Compensation. Subject to the Executive’s continuing availability to provide consulting services in accordance with the terms hereof, during the Consulting Period the Executive shall be considered a “Service Provider” to the Company as defined in the applicable equity incentive plans and award agreements. To the extent applicable and notwithstanding anything to the contrary in any applicable equity incentive plans and award agreements, the Executive’s outstanding stock options, restricted stock units and performance stock units will remain outstanding and will continue to vest during the Consulting Period in accordance with and subject to the terms and conditions set forth in the applicable equity incentive plans and award agreements. For the avoidance of doubt, during the Consulting Period, the Executive shall receive no consideration other than the separation benefits set forth in Section 2, subject to the terms and conditions set forth herein and therein, and to the extent applicable, the continued vesting of any outstanding stock options, restricted stock units and performance stock units.
4.Restrictive Covenants.
(a)As additional consideration for the substantial benefits being provided to the Executive hereunder, the Executive agrees to continue to comply with the Non-Competition and Proprietary Information Agreement previously executed and agreed to by Executive, the Employee Intellectual Property Rights and Non-Solicitation Agreement previously executed and agreed to by Executive and Executive’s confidentiality covenants set forth in Section 10 of the Severance Agreement (collectively, the “Restrictive Covenants”); provided, however, that any covenants with respect to non-competition or customer non-solicitation shall be void.
(b)The Executive agrees not to make any adverse or disparaging comments (oral or written, including, without limitation, via any form of electronic media) about the Company, its affiliates, or any of their respective officers, directors, managers or employees which may tend to impugn or injure their reputation, goodwill and relationships with their past, present and future customers, employees, vendors, investors or with the business community generally. The Company agrees that its executive officers and directors shall be directed not to make any disparaging comments (oral or written, including, without limitation, via any form of electronic media) about the Executive. Nothing in this Section 4 is intended to prohibit, limit or prevent the Executive or the Company’s officers or directors from providing truthful testimony in a court of law, to a regulatory or law enforcement agency or pursuant to a properly issued subpoena, and such testimony will not be deemed to be a violation of this Section 4. Nothing herein shall prevent Executive from discussing or disclosing information regarding unlawful acts in the workplace, such as harassment, discrimination or any other conduct that Executive has reason to believe is unlawful.
(c)Notwithstanding anything herein or in the Restrictive Covenants, pursuant to the federal Defend Trade Secrets Act of 2016, an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (A) is made (1) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney and (2) solely for the purpose of reporting or investigating a suspected violation of law; (B) is made to the individual’s attorney in relation to a lawsuit for retaliation against the individual for reporting a suspected violation of law; or (C) is made in a complaint or other document filed in a lawsuit or proceeding, if such filing is made under seal.
5.Other Severance Pay or Benefits. The Severance Amount provided for in Section 2 shall be in lieu of any other severance or termination pay to which the Executive may be entitled under any Company severance or termination plan, program or practice (whether written or unwritten) or agreement. Except as otherwise provided herein, the Executive’s entitlement to any other compensation or benefits shall be determined in accordance with the terms and conditions of the Company’s employee benefit plans (other than severance or termination plans, programs, practices or agreements) and other applicable programs, policies and practices then in effect. Company agrees that it will not oppose any application for unemployment benefits submitted by the Executive.
6.Successors: Binding Agreement.
(a)This Agreement shall be binding upon and shall inure to the benefit of the Company, and its successors and assigns, and the Company shall require any successors and assigns to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place.
(b)Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Executive, her beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive’s personal representative.
7.Tax Treatment; Tax Withholding. The Company and the Executive hereby acknowledge and agree that the compensation provided for in Section 1 and the Severance Amount provided for in Section 2 shall be treated and reported by the Company and the Executive as additional compensation for services rendered and as ordinary income. The Executive also acknowledges and agrees that the Company may withhold from any compensation or other benefits to which the Executive is entitled hereunder such amounts as may be required to satisfy all federal, state and local withholding and employment tax obligations.

8.General Provisions.
(a)No Special Employment Rights. No provision of this Agreement shall grant or confer upon, or shall be construed to grant or confer upon, the Executive any right with respect to the continuation of her employment by the Company or to otherwise affect in any respect the terms and conditions of such employment except to the extent expressly provided hereunder.
(b)Notices. Any and all notices or other communications required or permitted to be given in connection with this Agreement shall be in writing (or in the form of a facsimile or electronic transmission) addressed as provided below and shall be (i) delivered by hand, (ii) delivered by overnight courier service with confirmed receipt or (iii) mailed by first class U.S. mail, postage prepaid and registered or certified, return receipt requested:
If to the Company to:
Hologic, Inc.
250 Campus Drive
Marlborough, MA 01752
Attn: General Counsel
Facsimile Number: 8555116538@fax2mail.com
E-Mail Address: john.griffin@hologic.com
If to the Executive, to:

Elisabeth (Lisa) A. Hellmann at the address on file with the Company.

and in any case at such other address as the addressee shall have specified by written notice. Any notice or other communication given in accordance with this Section 8 shall be deemed delivered and effective upon receipt, except those notices and other communications sent by mail, which shall be deemed delivered and effective three (3) business days following deposit with the United States Postal Service. All periods of notice shall be measured from the date of delivery thereof.
(c)Entire Agreement; Amendment. The recitals hereto are hereby incorporated herein by this reference. This Agreement, together with the exhibits hereto, constitute the entire agreement between the parties hereto with regard to the subject matter hereof and thereof, superseding all prior understandings and agreements, whether written or oral, including, without limitation, the Severance Agreement; provided, however, that any indemnification agreement and any outstanding vested equity award agreements (including, without limitation, any outstanding vested option agreement, restricted stock unit agreement, performance stock unit agreement, market stock unit agreement or other equity instrument by and between the Company and the Executive), and the Restrictive Covenants shall remain in full force and effect in accordance with the terms and conditions herein and therein. This Agreement may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any such change is sought.
(d)409A Compliance. Notwithstanding any other provision herein to the contrary, the Company shall make the payments required hereunder in compliance with the requirements of Section 409A and any interpretative guidance issued thereunder. The Company may, in its sole and absolute discretion, delay payments hereunder or make such other modifications with respect to the timing of payments as it deems necessary to comply with Section 409A. Notwithstanding any provision herein to the contrary, in the event any payment or benefit hereunder is determined to constitute non-qualified deferred compensation subject to Section 409A, then to the extent necessary to comply with Section 409A, such payment or benefits shall not be made, provided or commenced until six (6) months after the Executive’s “separation from service” as such phrase is defined for the purposes of Section 409A. For purposes of Section 409A, each right to receive a payment hereunder shall be treated as a right to receive a series of separate payments and, accordingly, any installment payment shall at all times be considered a separate and distinct payment. For the avoidance of doubt, the Transition Date shall be the date of the Executive’s “separation from service” for purposes of Section 409A.
(e)Interpretation. The parties hereto acknowledge and agree that: (i) each party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement; and (iii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement.
(f)Effect of Headings. The titles of section headings herein contained have been provided solely for convenience of reference and in no way define, limit or describe the scope or substance of any provision of this Agreement.
(g)Severability. The provisions of this Agreement are severable, and the invalidity of any provision shall not affect the validity of any other provision. In the event that any court of competent jurisdiction shall determine that any provision of this Agreement or the application thereof is unenforceable because of the duration or scope thereof, the parties hereto agree that said court in making such determination shall have the power to reduce the duration and scope of such provision to the extent necessary to make it enforceable, and that the Agreement in its reduced form shall be valid and enforceable to the full extent permitted by law.
(h)Governing Law/Jurisdiction. This Agreement shall be binding upon the Executive and shall inure to the benefit of the Company and its successors and interest and assigns, and shall be construed in accordance with and governed by the laws of the State of California without regard to conflicts of laws. The parties hereto intend and hereby confer jurisdiction to enforce the covenants contained herein upon the state and federal courts sitting in the State of California. In the event that such courts shall hold any such covenant wholly unenforceable by reason of the breadth of scope or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the Company’s right to the relief provided above in the courts of any other states within the geographical scope of such other covenants having appropriate personal and subject matter jurisdiction over the parties, as to breaches of such covenants in such other respective jurisdictions, the above covenants as they relate to each state being, for this purpose, severable into diverse and independent covenants.
(i)Counterparts. This Agreement may be executed in multiple original or facsimile counterparts (including *.pdf and the like), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as a binding contract as of the date first above written.
HOLOGIC, INC.
By:    /s/ John M. Griffin
Name    John M. Griffin
Title:     General Counsel
EXECUTIVE
/s/ Elisabeth A. Hellmann
Elisabeth (Lisa) A. Hellmann

EXHIBIT A
GENERAL RELEASE OF ALL CLAIMS
AGREEMENT entered into as of this 3rd day of January, 2024 by and between Hologic, Inc., a Delaware corporation with its principal place of business at 250 Campus Drive, Marlborough, Massachusetts 01752 (the “Company”), and Elisabeth (Lisa) A. Hellmann, an individual having her principal residence in Del Mar, California (the “Executive”).
WHEREAS, the Executive and the Company previously entered into a transition agreement, dated as of December 31, 2023 (the “Transition Agreement”);
WHEREAS, terms not defined herein shall have the meaning ascribed to them in the Transition Agreement;
WHEREAS, in consideration of the amounts payable pursuant to the Transition Agreement, and for other consideration, the Executive agrees to release and waive any and all claims against the Company Releasees (as defined below), subject to the terms and conditions herein;
NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and in the Transition Agreement, the parties hereto, each intending to be legally bound, do hereby agree as follows:
1.Separation Benefits. Subject to and conditioned upon the release of claims herein and the Executive not revoking this Release Agreement pursuant to Section 7 hereof and the Executive’s continued compliance with the terms and conditions of the Transition Agreement (including pursuant to Section 4 of the Transition Agreement), as a consequence of the termination of the Executive’s employment with the Company in accordance with the Transition Agreement and in full discharge of the Company’s obligations due to the Executive thereunder (excepting those arising under Section 3 and the last sentence of Section 5 thereof), the Company agrees to pay the Executive the Severance Amount set forth under Section 2 of the Transition Agreement.
2.Executive Release. In consideration for the substantial benefits being provided to the Executive in the Transition Agreement, the Executive, for herself, her agents, legal representatives, assigns, heirs, distributees, devisees, legatees, administrators, personal representatives and executors (collectively with the Executive, the “Releasing Parties”), hereby releases and discharges, to the extent permitted by law, the Company and its present and past subsidiaries and affiliates, its and their respective successors and assigns, and the present and past shareholders, officers, directors, employees, agents and representatives of each of the foregoing (collectively, the “Company Releasees”), from any and all claims, demands, actions, liabilities and other claims for relief and remuneration whatsoever, whether known or unknown, from the beginning of the world to the date the Executive signs this Release Agreement, but otherwise including, without limitation, any claims arising out of or relating to the Executive’s employment with and termination of employment from the Company, for wrongful discharge, for breach of contract, for discrimination or retaliation under any federal, state or local fair employment practices law, including, Massachusetts General Laws Chapter 149, Section 148, Title VII of the Civil Rights Act of 1964 (as amended by the Civil Rights Act of 1991), the Family and Medical Leave Act, the Americans with Disabilities Act, the Older Workers Benefit Protection Act of 1990, the Age Discrimination in Employment Act, California’s Fair Employment and Housing Act, the California Pregnancy Disability Leave law, the California Family Rights Act, the Healthy Workplace Healthy Family Act of 2014, the California Labor Code, the Private Attorneys’ General Act (Labor Code§ 2698 et seq.), any Wage Orders issued by the California Industrial Welfare Commission and the California Business and Professionals Code, for defamation or other torts, for wages, bonuses, incentive compensation, unvested equity, vacation pay or any other compensation or benefit, any claims under any tort or contract (express or implied) theory, and any of the claims, matters and issues which could have been asserted by the Releasing Parties against the Company Releasees in any legal, administrative or other proceeding in any jurisdiction (collectively, the “Released Claims”). Notwithstanding the foregoing, nothing in this Release Agreement is intended to release or waive: (a) the Executive’s rights under the Transition Agreement; (b) the Executive’s rights to elect COBRA, unemployment insurance benefits, any other vested retirement benefits or vested equity awards; (c) the right to seek enforcement of this Release Agreement; (d) any rights of indemnification under the Company’s certificate of incorporation, bylaws under applicable law or otherwise referenced in any indemnification agreement by and between the Executive and the Company; or (e) entitlement to coverage under separate directors & officers insurance policies or other insurance policies maintained by the Company, if applicable, each of which is expressly excepted from the scope of this release.
3.Survival. It is understood and agreed that, with the exception of (i) obligations set forth or confirmed in the Transition Agreement or this Release Agreement, (ii) obligations of the Executive under the Restrictive Covenants, and (iii) any of the Executive’s rights to indemnification as provided in indemnification agreement by and between the Executive and the Company and the Company’s certificate of incorporation and bylaws (it being acknowledged and agreed by the Executive that, as of the date of this Release Agreement, there are no amounts owed to the Executive pursuant to any such indemnification rights), all of which shall remain fully binding and in full effect subsequent to the execution of this Release Agreement, the release set forth in Section 2 is intended and shall be deemed to be a full and complete release of any and all claims that the Releasing Parties may or might have against the Company Releasees arising out of any occurrence on or before the effective date of this Release Agreement and this Release Agreement is intended to cover and does cover any and all future damages not now known to the Releasing Parties or which may later develop or be discovered, including all causes of action arising out of or in connection with any occurrence on or before the effective date of this Release Agreement.
4.Exceptions.
(a)This Release Agreement does not (i) prohibit or restrict the Executive from communicating, providing relevant information to or otherwise cooperating with the Equal Employment Opportunity Commission (the “EEOC”) or any other governmental authority with responsibility for the administration of fair employment practices laws regarding a possible violation of such laws or responding to any inquiry from such authority, including an inquiry about the existence of this Release Agreement or its underlying facts, or (ii) preclude the Executive from benefiting from classwide injunctive relief awarded in any fair employment practices case brought by any governmental agency, provided such relief does not result in Executive’s receipt of any monetary benefit or substantial equivalent thereof.
(b)Section 1542 of the Civil Code of the State of California (“Section 1542”) provides:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.
The Executive waives all rights under Section 1542 or any other law or statute of similar effect in any jurisdiction with respect to the Released Claims. The Executive acknowledges that the Executive understands the significance and specifically assumes the risk regarding the consequences of such release and such specific waiver of Section 1542.
5.ADEA Release. This paragraph is intended to comply with the Older Workers Benefit Protection Act of 1990 (“OWBPA”) with regard to the Executive’s waiver of rights under the Age Discrimination in Employment Act of 1967 (“ADEA”). By signing and returning this Release Agreement, the Executive acknowledges that she:
(a)has carefully read and fully understands the terms of this Release Agreement;
(b)is entering into this Release Agreement voluntarily and knowing that he is releasing claims that he has or may have against the Company Releasees;
(c)is specifically waiving rights and claims under ADEA;
(d)understands that the waiver of rights under ADEA does not extend to any rights or claims arising after the date this Release Agreement is signed by the Executive; and
(e)consulted with an attorney before signing this Release Agreement.
6.ADEA Revocation. Executive acknowledges that he has been given the opportunity to consider this Release Agreement for twenty-one (21) days before signing it. If Executive signs this Release Agreement before the expiration of such twenty-one (21)-day period, Executive has knowingly and voluntarily waived any longer consideration period than the one provided to Executive and such earlier signature was not induced by the Company through fraud, misrepresentation or a threat to withdraw or alter this Release Agreement prior to the expiration of such twenty-one (21)-day period. No changes (whether material or immaterial) to this Release Agreement shall restart the running of this twenty-one (21)-day period. For a period of seven (7) days from the date Executive signs this Release Agreement, Executive has the right to revoke this Release Agreement by written notice pursuant to Section 9(a). This Release Agreement shall not become effective or enforceable until the expiration of the revocation period. This Release Agreement shall become effective on the first business day following the expiration of the revocation period.
7.Other Severance Pay and Benefits. The separation benefits provided for in Section 1 shall be in lieu of any other severance, separation or termination pay to which the Executive may be entitled under any Company severance or termination plan, program, practice (whether written or unwritten) or agreement. Except as otherwise provided herein, the Executive’s entitlement to any other compensation or benefits shall be determined in accordance with the terms and conditions of the Company’s employee benefit plans (other than severance or termination plans, programs, practices or agreements) and other applicable programs, policies and practices then in effect.
8.Successors: Binding Agreement.
(a)This Release Agreement shall be binding upon and shall inure to the benefit of the Company, and its successors and assigns, and the Company shall require any successors and assigns to expressly assume and agree to perform this Release Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place.
(b)Neither this Release Agreement nor any right or interest hereunder shall be assignable or transferable by the Executive, her beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Release Agreement shall inure to the benefit of and be enforceable by the Executive’s personal representative.
9.General Provisions.
(a)Notices. Any and all notices or other communications required or permitted to be given in connection with this Release Agreement shall be in writing (or in the form of a facsimile or electronic transmission) addressed as provided below and shall be (i) delivered by hand, (ii) delivered by overnight courier service with confirmed receipt or (iii) mailed by first class U.S. mail, postage prepaid and registered or certified, return receipt requested:
Hologic, Inc.
250 Campus Drive
Marlborough, MA 01752
Attn: General Counsel
Facsimile Number: 8555116538@fax2mail.com
E-Mail Address: john.griffin@hologic.com

If to the Executive, to:

Elisabeth (Lisa) A. Hellmann on file with the Company.
and in any case at such other address as the addressee shall have specified by written notice. Any notice or other communication given in accordance with this Section 9 shall be deemed delivered and effective upon receipt, except those notices and other communications sent by mail, which shall be deemed delivered and effective three (3) business days following deposit with the United States Postal Service. All periods of notice shall be measured from the date of delivery thereof.
(b)Return of Property. Executive represents that Executive has delivered to Company all property, documents, or materials in her possession or custody, of any nature belonging to Company whether in original form or copies of any kind, including any trade secrets and proprietary information upon or prior to the effective date of this Release Agreement; provided, however, that Executive shall be permitted to keep her cell phone number and cell phone (Company IT personnel may clear the phone of Company data prior to her departure).
(c)Entire Agreement; Amendment. The recitals hereto are hereby incorporated herein by this reference. This Release Agreement, together with the Transition Agreement and the exhibits thereto and hereto, constitute the entire agreement between the parties hereto and thereto with regard to the subject matter hereof and thereof, superseding all prior understandings and agreements, whether written or oral, including, without limitation, the Severance Agreement; provided, however, that any indemnification agreement, any outstanding vested equity award agreements (including, without limitation, any outstanding vested option agreement, restricted stock unit agreement, performance stock unit agreement, market stock unit agreement or other equity instrument by and between the Company and the Executive) and the Restrictive Covenants shall remain in full force and effect in accordance with the terms and conditions herein and therein. This Release Agreement may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any such change is sought.
(d)Interpretation. The parties hereto acknowledge and agree that: (i) each party and its counsel reviewed and negotiated the terms and provisions of this Release Agreement and have contributed to its revision; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Release Agreement; and (iii) the terms and provisions of this Release Agreement shall be construed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Release Agreement.
(e)Effect of Headings. The titles of section headings herein contained have been provided solely for convenience of reference and in no way define, limit or describe the scope or substance of any provision of this Release Agreement.

(f)Severability. The provisions of this Release Agreement are severable, and the invalidity of any provision shall not affect the validity of any other provision. In the event that any court of competent jurisdiction shall determine that any provision of this Release Agreement or the application thereof is unenforceable because of the duration or scope thereof, the parties hereto agree that said court in making such determination shall have the power to reduce the duration and scope of such provision to the extent necessary to make it enforceable, and that this Release in its reduced form shall be valid and enforceable to the full extent permitted by law.
(g)Governing Law/Jurisdiction. This Release Agreement shall be binding upon the Executive and shall inure to the benefit of the Company and its successors and interest and assigns, and shall be construed in accordance with and governed by the laws of the State of California without regard to conflicts of laws. The parties hereto intend and hereby confer jurisdiction to enforce the covenants contained herein upon the state and federal courts sitting in the State of California. In the event that such courts shall hold any such covenant wholly unenforceable by reason of the breadth of scope or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the Company’s right to relief in the courts of any other states within the geographical scope of such other covenants having appropriate personal and subject matter jurisdiction over the parties, as to breaches of such covenants in such other respective jurisdictions, the above covenants as they relate to each state being, for this purpose, severable into diverse and independent covenants.
(h)Counterparts. This Release Agreement may be executed in multiple original or facsimile counterparts (including *.pdf and the like), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Release Agreement as a binding contract as of the date first above written.
HOLOGIC, INC.
By: /s/ John M. Griffin________________

Name: John M. Griffin

Title:    General Counsel
EXECUTIVE
/s/ Elisabeth Hellmann
Elisabeth (Lisa) A. Hellmann